Exhibit 10.19
EXECUTION COPY
TISHMAN SPEYER ARCHSTONE SMITH
MULTIFAMILY PARTICIPANTS, L.L.C.
Award Agreement
R. SCOTT SELLERS
AT THE ADDRESS LAST ON THE RECORDS OF THE COMPANY
Dear SCOTT,
     We are pleased to advise that you have been granted the following Class C Units in Tishman Speyer Archstone Smith Multifamily Participants, L.L.C. (the “Company”). Your Units are subject to the terms and conditions described in this Award Agreement, as well as those contained in the Company’s LLC Agreement (the “LLC Agreement”):

Name of Recipient:	R. Scott Sellers

Date of Grant:	October 5, 2007

Number of Units:	4,800

Vesting:	Subject to the Participant’s continued employment with ARCHSTONE-SMITH COMMUNITIES L.L.C., a limited liability company formed under the laws of the State of Delaware or any of its affiliates (the “Employer”) through the applicable vesting date, one-seventh (1/7th) of the Units shall vest on each of the first seven anniversaries of the Date of Grant. In the event of a termination of your employment by the Employer without “Cause” or by you for “Good Reason” (each as defined, and in accordance with the procedures described, in the employment agremeent by and among you, the Employer and Archstone-Smith Operating Trust, dated as of October 5, 2007 (the “Employment Agreement”), the Units that would have vested in the one-year period following the “Date of Termination” (as defined in the Employment Agreement) shall vest immediately upon such termination. Except as described in the preceding sentence, you shall forfeit any unvested Units upon a termination of your employment with the Employer.

Notwithstanding the foregoing, in the event of (i) the consummation of a “Change in Control” (as defined in the Employment Agreement) or (ii) a dissolution or liquidation of the Company in accordance with Section 17 of the LLC Agreement, all of your Units that are outstanding (i.e., have not been forfeited) and unvested as of the consummation of the Change in Control, dissolution or liquidation as applicable shall immediately vest in full.

     Sincerely,
TISHMAN SPEYER ARCHSTONE-SMITH
MULTIFAMILY PARTICIPANTS, L.L.C.

By: Name:	/s/ Michael B. Benner Michael B. Benner
Title:	Authorized Signatory
     Please sign below to indicate your acceptance of the Units, and your agreement to the terms and conditions of the LLC Agreement and this Award Agreement.

Date Accepted:	October 5, 2007

By:	/s/ R. Scott Sellers
Name:	R. Scott Sellers
Social Security Number: